Exhibit 99.1
Frontier Communications Delivers Record New Fiber Locations and Fiber Broadband Customer Growth

Reports Third-Quarter 2021 Financial Results

•	Built fiber to a record 185,000 locations in the third quarter, bringing total fiber passings to 3.8 million by the end of the third quarter
•	Added a record 29,000 new fiber broadband customers during the quarter
•	Delivered third-quarter revenue of $1.58 billion, net income of $126 million, and Adjusted EBITDA of $587 million
•	Raised $1 billion of debt in October, contributing to liquidity of approximately $2.7 billion
•	Continued to enhance leadership team with addition of Melissa Pint, Chief Digital Information Officer, and Charlon McIntosh, Chief Customer Operations Officer

NORWALK, Conn. -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) reported third quarter 2021 results today, delivering record new fiber locations and fiber broadband customer growth.

“We gained strong momentum in the quarter and delivered record results on two of the most important drivers of our transformation – building and selling fiber. The team’s diligent operational execution and relentless focus on improving the customer experience are beginning to show in our results,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “We continued to attract world-class talent to our organization, and the new billion-dollar debt raise in October will help us continue to accelerate our fiber build. It’s still early days, but I’m encouraged by the numbers and the progress we’re making in our plans to Build Gigabit America.”

Consolidated Financial Results1

Frontier reported consolidated revenue for the third quarter ended September 30, 2021 of $1.58 billion, a 6.1% decline from consolidated revenue reported in the third quarter of 2020, as growth in consumer fiber broadband was more than offset by declines in video, voice, and wholesale services. Consumer fiber broadband revenue increased 14.6% over the third quarter of 2020 to $243 million in the third quarter, driven by strong growth in fiber broadband customers and average revenue per customer (“ARPU”). Consumer fiber broadband net adds were approximately 29,000 in the third quarter, the ninth consecutive quarter of positive consumer fiber net adds, resulting in fiber broadband customer growth of 5.1%.

Third quarter 2021 operating income was $284 million and net income was $126 million.

Adjusted EBITDA was $587 million and Adjusted EBITDA margin was 37.2%, compared to Adjusted EBITDA of $670 million and Adjusted EBITDA margin of 39.9% in the third quarter of 20202. The year-over-year decline in Adjusted EBITDA and Adjusted EBITDA margin was driven by revenue declines, partially offset by cost savings initiatives, including the emphasis on reducing video content costs.

1 Prior year comparisons are adjusted for Disposal of Northwest Operations. See Schedule C and Schedule E for a reconciliation of reported results to the results adjusted for the Disposal of Northwest Operations. Upon emergence from bankruptcy, Frontier adopted fresh start accounting in accordance with ASC 852.  As a result, Frontier’s consolidated financial statements after April 30, 2021 are not comparable to prior periods.  All figures and growth rates in this release have been normalized to reflect the impact of fresh start accounting.  See Frontier’s Form 8-K filed with the SEC on July 30, 2021, for further details on the impact of fresh start accounting.  See Frontier’s supplemental trending schedules, available at www.frontier.com/ir, for information regarding adjustments to revenue, expense and certain non-GAAP measures reflecting the impact of fresh start accounting for periods presented.

2  Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance, See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss).

Capital expenditures were $377 million in the quarter, an increase from $314 million in the third quarter of 2020, as fiber expansion initiatives accelerated.

Consumer Results

•	Consumer revenue was $800 million, a 4.2% decline from the third quarter of 2020, as strong fiber broadband revenue growth was offset by legacy video and voice declines
•	Consumer fiber revenue was $409 million, a 0.7% increase over the third quarter of 2020 as strong consumer broadband revenue growth offset declines in voice, video, and wholesale
•	Consumer fiber broadband revenue was $243 million, a 14.6% increase over the third quarter of 2020
•	Consumer fiber customer net adds were 29,000, an increase of over 6,000, or 5.1%, from the third quarter of 2020.
•	Consumer fiber broadband customer churn was 1.56%, a decline from 1.80% in the third quarter of 2020.
•	Consumer fiber broadband ARPU was $63.35, a 10.0% increase over the third quarter of 2020, as customers continued to upgrade to faster speeds

Business and Wholesale Results

•
Business and wholesale revenue was $693 million, a 6.5% decline from the third quarter of 2020, primarily due to proactive strategic repositioning with key business partners to reset pricing in exchange for higher win shares in the future and higher overall expected cash flow stability.

•	Business and wholesale fiber broadband revenue was $275 million, a 1.4% decline from the third quarter of 2020.
•	Business fiber broadband customer churn was 1.26%, a decline from 1.62% in the third quarter of 2020.
•	Business fiber broadband ARPU was $104.76, a 3.9% increase over the third quarter of 2020.

Capital Structure

Frontier successfully raised $1.0 billion of 6.000% second lien secured debt on October 13, 2021. Including the $1.0 billion debt raise, Frontier currently has total liquidity of approximately $2.7 billion, including a cash balance of approximately $2.2 billion and $535 million of available capacity in its revolving credit facility. Frontier’s net leverage ratio for the four quarters ended September 30, 2021 was approximately 2.2x3. Frontier has no long-term debt maturities prior to 2027.

2021 Outlook

Frontier today reaffirmed its operational and financial guidance expectations for 2021.

Frontier’s guidance for the full year 2021 is:

•	Adjusted EBITDA of $2.40 - $2.50 billion
•	Cash capital expenditures of approximately $1.8 billion
•	Fiber build to at least 600,000 new locations in 2021
•	Cash taxes of approximately $50 million
•	Cash interest payments of approximately $365 million
•	Cash pension and OPEB of approximately $70 million (net of capitalization)

________________________

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

Conference Call Information

Frontier Communications will host a conference call with the financial community to discuss third quarter 2021 results today, November 3, 2021, at 8:30 a.m. Eastern Time (ET).

The conference call webcast and presentation materials will be accessible through Frontier’s Investor Relations website at https://investor.frontier.com and will remain archived at this location.

Investor Contact

Spencer Kurn
SVP, Investor Relations
+1 401 225 0475
spencer.kurn@ftr.com

About Frontier Communications

Frontier Communications offers a variety of services to residential and business customers over its fiber-optic and copper networks in 25 states, including high-speed Internet, advanced voice, video, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, reorganization items, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our future operating and financial performance, our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset through potential EBTIDA enhancements; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to meet our CAF II and RDOF obligations and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including, but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability or other adverse public health developments; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing, working remotely and recent federal vaccine mandates, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us, including impacts of potential stress on our supply chain; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the common stock issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our Company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial results for Combined Frontier

Note: The following results are reported separately for the three months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three months ended September 30, 2021.

	For the three months ended	For the two months ended	For the one month ended	For the three months ended
	September 30, 2021	June 30, 2021	April 30, 2021	June 30, 2021	September 30, 2020
($ in millions and shares in thousands, except per share amounts)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Statement of Operations Data
Revenue	$1,576	$1,061	$555	$1,616	$1,726
Operating expenses:
Network access expenses	177	127	66	193	226
Network related expenses	413	269	144	413	431
Selling, general and administrative expenses	421	269	129	398	404
Depreciation and amortization	273	179	119	298	392
Restructuring costs and other charges	8	11	5	16	3
Total operating expenses	1,292	855	463	1,318	1,456

Operating income	284	206	92	298	270

Investment and other loss, net	(37)	(2)	(1)	(3)	(14)
Reorganization items, net	-	-	4,196	4,196	(131)
Interest expense	(90)	(62)	(29)	(91)	(121)
Income before income taxes	157	142	4,258	4,400	4
Income tax expense (benefit)	31	43	(223)	(180)	(11)
Net income	$126	$99	$4,481	$4,580	$15

Weighted average shares outstanding - basic	244,403	244,401	104,662	NM	104,526
Weighted average shares outstanding - diluted	245,667	244,401	105,002	NM	104,866

Basic and diluted net earnings per common share	$0.52	$0.41	$42.81	NM	$0.14
Diluted net earnings per common share	$0.51	$0.41	$42.68	NM	$0.14

Other Financial Data:
Capital expenditures	$377	$269	$116	$385	$314

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial results for Combined Frontier

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the five months ended	For the four months ended	For the nine months ended
	September 30,	April 30,	September 30,	September 30,
	2021	2021	2021	2020
($ in millions and shares in thousands, except per share amounts)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Statement of Operations Data
Revenue	$2,637	$2,231	$4,868	$5,460

Operating expenses:
Network access expenses	304	264	568	767
Network related expenses	682	566	1,248	1,305
Selling, general and administrative expenses	690	537	1,227	1,255
Depreciation and amortization	452	506	958	1,204
Loss on disposal of Northwest Operations	-	-	-	160
Restructuring costs and other charges	19	7	26	87
Total operating expenses	2,147	1,880	4,027	4,778
Operating income	490	351	841	682

Investment and other income (loss), net	(39)	1	(38)	(29)
Pension settlement costs	-	-	-	(159)
Reorganization items, net	-	4,171	4,171	(273)
Interest expense	(152)	(118)	(270)	(664)

Income (loss) before income taxes	299	4,405	4,704	(443)
Income tax expense (benefit)	74	(136)	(62)	(91)
Net income (loss)	225	4,541	4,766	(352)

Weighted average shares outstanding - basic	244,402	104,584	NM	104,460
Weighted average shares outstanding - diluted	245,600	104,924	NM	104,460

Basic net earnings (loss)
per common share	$0.92	$43.42	NM	$(3.37)
Diluted net earnings (loss) per common share	$0.92	$43.28	NM	$(3.37)

Other Financial Data:
Capital expenditures	$646	$500	$1,146	$825

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and nine months ended September 30, 2021. Additionally, the following financial information presents disaggregation of revenue for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule C for a reconciliation to the Total Company Results.

	For the three months ended	For the two months ended	For the one month ended	For the three month ended	For the three month ended
	September 30, 2021	June 30, 2021	April 30, 2021	June 30, 2021	September 30, 2020
($ in millions)	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Selected Statement of Operations Data
Revenue:
Data and Internet services	$834	$556	$283	$839	$838
Voice services	411	283	160	443	500
Video services	149	105	54	159	186
Other	99	62	30	92	103
Revenue from contracts with customers	1,493	1,006	527	1,533	1,627
Subsidy and other revenue	83	55	28	83	99
Total revenue	$1,576	$1,061	$555	$1,616	$1,726

Other Financial Data
Revenue:
Consumer (1)	$800	$543	$283	$826	$865
Business and Wholesale (1)	693	463	244	707	762
Revenue from contracts with customers	1,493	1,006	527	1,533	1,627
Subsidy and other revenue	83	55	28	83	99
Total revenue	$1,576	$1,061	$555	$1,616	$1,726

	For the five months ended	For the four months ended	For the nine months ended
	September 30, 2021	April 30, 2021	September 30, 2021	September 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Selected Statement of Operations Data
Revenue:
Data and Internet services	$1,390	$1,125	$2,515	$2,542
Voice services	694	647	1,341	1,538
Video services	254	223	477	595
Other	161	125	286	316
Revenue from contracts with customers	2,499	2,120	4,619	4,991
Subsidy and other revenue	138	111	249	277
Total revenue	$2,637	$2,231	$4,868	$5,268

Other Financial Data
Revenue:
Consumer (1)	$1,343	$1,133	$2,476	$2,644
Business and Wholesale (1)	1,156	987	2,143	2,347
Revenue from contracts with customers	2,499	2,120	4,619	4,991
Subsidy and other revenue	138	111	249	277
Total revenue	$2,637	$2,231	$4,868	$5,268

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties

Note: The following table presents operating metrics for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule D for a reconciliation to the Total Company Results.

	As of and for the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Consumer customer metrics (1)
Customers (in thousands)	3,173	3,196	3,306	3,173	3,306
Net customer additions (losses)	(23)	(38)	(36)	(92)	(107)

Average monthly consumer revenue per customer	$83.77	$85.65	$86.75	$85.49	$87.50
Customer monthly churn	1.64%	1.54%	1.81%	1.54%	1.76%

Broadband customer metrics (1) (2)
Broadband customers (in thousands)	2,789	2,798	2,861	2,789	2,861
Net customer additions (losses)	(9)	(22)	(20)	(44)	(58)

Employees	15,803	16,005	16,302	15,803	16,302

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(2) Excludes wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

	(Unaudited) Successor	Predecessor
($ in millions)	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,211	$1,829
Accounts receivable, net	452	553
Other current assets	124	272
Total current assets	1,787	2,654

Property, plant and equipment, net	8,918	12,931
Other assets	4,683	1,210
Total assets	$15,388	$16,795

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Long-term debt due within one year	$15	$5,781
Accounts payable and other current liabilities	1,465	1,359
Total current liabilities	1,480	7,140

Deferred income taxes and other liabilities	2,527	2,990
Liabilities subject to compromise	-	11,565
Long-term debt	6,996	-
Equity (deficit)	4,385	(4,900)
Total liabilities and equity (deficit)	$15,388	$16,795

	As of September 30, 2021
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	6,996
Total debt	$7,011
Less: Cash and cash equivalents	(1,211)
Net debt	$5,800

Denominator:
Adjusted EBITDA - last 4 quarters	$2,583

Net Leverage Ratio	2.2	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended	For the three months ended
	September 30, 2021	September 30, 2020
($ in millions)	(Successor)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income	$126	$15
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	273	392
Pension settlement costs	-	318
Stock-based compensation	8	1
Amortization of deferred financing costs	-	2
Other adjustments	(6)	1
Deferred income taxes	31	(8)
Loss on disposal of Northwest Operations	-	1
Change in accounts receivable	53	40
Change in accounts payable and other liabilities	98	(264)
Change in prepaid expenses, income taxes, and other assets	20	44
Net cash provided from operating activities	603	542

Cash flows provided from (used by) investing activities:
Capital expenditures	(377)	(314)
Proceeds on sale of assets	-	2
Other	1	(1)
Net cash used by investing activities	(376)	(313)

Cash flows used by financing activities:
Long-term debt payments	(4)	-
Repayment of revolving debt	-	(749)
Financing costs paid	-	(5)
Finance lease obligation payments	(5)	-
Other	(1)	-
Net cash used by financing activities	(10)	(754)

Increase (decrease) in cash, cash equivalents, and restricted cash	217	(525)
Cash, cash equivalents, and restricted cash at the beginning of the period	1,044	2,350
Cash, cash equivalents, and restricted cash at the end of the period	$1,261	$1,825
Supplemental cash flow information:
Cash paid during the period for:
Interest	$37	$1
Income tax payments, net	$3	$-
Reorganization items, net	$-	$34

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the five months ended	For the four months ended	For the nine months ended
	September 30, 2021	April 30, 2021	September 30, 2021	September 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income (loss)	$225	$4,541	$4,766	$(352)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	452	506	958	1,204
Pension settlement costs	-	-	-	159
Stock-based compensation	8	(1)	7	3
Amortization of deferred financing costs	-	-	-	13
Non-cash reorganization items, net	-	(5,467)	(5,467)	85
Other adjustments	(11)	1	(10)	3
Deferred income taxes	68	(148)	(80)	(100)
Loss on disposal of Northwest Operations	-	-	-	160
Change in accounts receivable	65	36	101	63
Change in accounts payable and other liabilities	149	(168)	(19)	334
Change in prepaid expenses, income taxes, and other assets	27	46	73	(80)
Net cash provided from (used by) operating activities	983	(654)	329	1,492

Cash flows provided from (used by) investing activities:
Capital expenditures	(646)	(500)	(1,146)	(825)
Proceeds from sale of Northwest Operations	-	-	-	1,131
Proceeds on sale of assets	-	9	9	7
Other	1	1	2	2
Net cash provided from (used by) investing activities	(645)	(490)	(1,135)	315

Cash flows used by financing activities:
Long-term debt payments	(8)	(1)	(9)	(5)
Proceeds from long-term debt borrowings	-	225	225	-
Repayment of revolving debt	-	-	-	(749)
Financing costs paid	-	(4)	(4)	(19)
Finance lease obligation payments	(9)	(7)	(16)	(18)
Other	-	(16)	(16)	-
Net cash provided from (used by) financing activities	(17)	197	180	(791)

Increase (decrease) in cash, cash equivalents, and restricted cash	321	(947)	(626)	1,016
Cash, cash equivalents, and restricted cash at the beginning of the period	940	1,887	1,887	809
Cash, cash equivalents, and restricted cash at the end of the period	$1,261	$940	$1,261	$1,825
Supplemental cash flow information:
Cash paid during the period for:
Interest	$121	$84	$205	$548
Income tax payments, net	$27	$9	$36	$6
Reorganization items, net	$-	$1,397	$1,397	$134

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties
Reconciliation of Non-GAAP Financial Measures

Note: The following results include activity for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Successor)	(Non-GAAP Combined)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Net income (loss)	$126	$4,580	$15	$4,766	$(478)
Add back (subtract):
Income tax expense (benefit)	31	(180)	(11)	(62)	(91)
Interest expense	90	91	121	270	664
Investment and other loss, net	37	3	14	38	29
Pension settlement costs	-	-	-	-	159
Reorganization items, net	-	(4,196)	131	(4,171)	273
Operating income	284	298	270	841	556
Depreciation and amortization	273	298	392	958	1,204
EBITDA	$557	$596	$662	$1,799	$1,760

Add back:
Pension/OPEB expense	$18	$21	$24	$62	$70
Restructuring costs and other charges	8	16	3	26	87
Stock-based compensation	8	-	1	7	3
Storm-related insurance proceeds	(4)	-	-	(4)	(1)
Loss on disposal of Northwest Operations	-	-	-	-	160
Adjusted EBITDA	$587	$633	$690	$1,890	$2,079

EBITDA margin	35.3%	36.9%	38.4%	37.0%	33.4%
Adjusted EBITDA margin	37.2%	39.2%	40.0%	38.8%	39.5%

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties

Note: The following results include activity for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021. The following table presents Non-GAAP measures for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the consolidated Company’s results. See Schedule F for a reconciliation to the Total Company results.

	For the three months ended			For the nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
($ in millions)	(Successor)	(Non-GAAP Combined)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Adjusted Operating Expenses

Total operating expenses	$1,292	$1,318	$1,456	$4,027	$4,712

Subtract:
Depreciation and amortization	273	298	392	958	1,204
Loss on disposal of Northwest Operations	-	-	-	-	160
Pension/OPEB expense	18	21	24	62	70
Restructuring costs and other charges	8	16	3	26	87
Stock-based compensation	8	-	1	7	3
Storm-related insurance proceeds	(4)	-	-	(4)	(1)
Adjusted operating expenses	$989	$983	$1,036	$2,978	$3,189

SCHEDULE C
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(Successor)	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Data and Internet services	$834	$839	$838	$-	$838
Voice services	411	443	500	-	500
Video services	149	159	186	-	186
Other	99	92	103	-	103
Revenue from contracts with customers	1,493	1,533	1,627	-	1,627
Subsidy revenue	83	83	99	-	99
Revenue	1,576	1,616	1,726	-	1,726

Operating expenses (2):
Network access expenses	177	193	226	-	226
Network related expenses	413	413	431	-	431
Selling, general and administrative expenses	421	398	404	-	404
Depreciation and amortization	273	298	392	-	392
Restructuring costs and other charges	8	16	3	-	3
Total operating expenses	1,292	1,318	1,456	-	1,456

Operating income	284	298	270	-	270

Consumer (3)	$800	$826	$865	$-	$865
Business and wholesale (3)	693	707	762	-	762
Revenue from contracts with customers	1,493	1,533	1,627	-	1,627
Subsidy revenue	83	83	99	-	99
Total revenue	$1,576	$1,616	$1,726	$-	$1,726

	For the nine months ended
	September 30, 2021	September 30, 2020
	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Data and Internet services	$2,515	$2,644	$102	$2,542
Voice services	1,341	1,595	57	1,538
Video services	477	608	13	595
Other	286	328	12	316
Revenue from contracts with customers	4,619	5,175	184	4,991
Subsidy revenue	249	285	8	277
Revenue	4,868	5,460	192	5,268

Operating expenses (2):
Network access expenses	568	767	14	753
Network related expenses	1,248	1,305	26	1,279
Selling, general and administrative expenses	1,227	1,255	26	1,229
Depreciation and amortization	958	1,204	-	1,204
Loss on disposal of Northwest Operations	-	160	-	160
Restructuring costs and other charges	26	87	-	87
Total operating expenses	4,027	4,778	66	4,712

Operating income	841	682	126	556

Consumer (3)	$2,476	$2,746	$102	$2,644
Business and wholesale (3)	2,143	2,429	82	2,347
Revenue from contracts with customers	4,619	5,175	184	4,991
Subsidy revenue	249	285	8	277
Total revenue	$4,868	$5,460	$192	$5,268

(1) Amounts represent the financial results of our Northwest Operations for the nine months ended September 30, 2020.
(2) Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.
(3) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE D
Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties

	As of and for the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,173	3,196	3,306	-	3,306
Net customer additions (losses)	(23)	(38)	(36)	-	(36)
Average monthly consumer revenue per customer	$83.77	$85.65	$86.75	N/A	$86.75
Customer monthly churn	1.64%	1.54%	1.81%	N/A	1.81%

Broadband customer metrics (1)
Broadband customers (in thousands)	2,789	2,798	2,861	N/A	2,861
Net customer additions (losses)	(9)	(22)	(20)	N/A	(20)

Employees	15,803	16,005	16,302	-	16,302

	For the nine months ended
	September 30, 2021	September 30, 2020
	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,173	3,306	-	3,306
Net customer additions (losses)	(92)	(442)	(335)	(107)
Average monthly consumer revenue per customer	$85.49	$87.06	$76.74	$87.50
Customer monthly churn	1.54%	1.75%	1.51%	1.76%

Broadband customer metrics (1)
Broadband customer (in thousands)	2,789	2,861	N/A	2,861
Net customer additions (losses)	(44)	(58)	N/A	(58)

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE E
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(Successor)	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops		Remaining Properties

Net income (loss)	$126	$4,580	$15	$-		$15
Add back (subtract):
Income tax expense (benefit)	31	(180)	(11)	-		(11)
Interest expense	90	91	121	-		121
Investment and other loss, net	37	3	14	-		14
Pension settlement costs	-	-	-	-		-
Reorganization items, net	-	(4,196)	131	-		131
Operating income	284	298	270	-		270

Depreciation and amortization	273	298	392	-		392
EBITDA	557	596	662	-		662

Add back:
Pension/OPEB expense	18	21	24	-		24
Restructuring costs and other charges	8	16	3	-		3
Stock-based compensation expense	8	-	1	-		1
Storm-related insurance proceeds	(4)	-	-	-		-
Adjusted EBITDA	$587	$633	$690	$-		$690

EBITDA margin	35.3%	36.9%	38.4%	N/A	%	38.4%
Adjusted EBITDA margin	37.2%	39.2%	40.0%	N/A		40.0%

Free Cash Flow
Net cash provided from (used by) operating activities	$603	$(939)	$542	N/A		N/A
Capital expenditures	(377)	(385)	(314)	N/A		N/A
Operating free cash flow	$226	$(1,324)	$228	N/A		N/A

	For the nine months ended
	September 30, 2021	September 30, 2020
	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Net income (loss)	$4,766	$(352)	$126	$(478)
Add back (subtract):
Income tax benefit	(62)	(91)	-	(91)
Interest expense	270	664	-	664
Investment and other loss, net	38	29	-	29
Pension settlement costs	-	159	-	159
Reorganization items, net	(4,171)	273	-	273
Operating income	841	682	126	556

Depreciation and amortization	958	1,204	-	1,204
EBITDA	1,799	1,886	126	1,760

Add back:
Pension/OPEB expense	62	70	-	70
Restructuring costs and other charges	26	87	-	87
Stock-based compensation	7	3	-	3
Storm-related insurance proceeds	(4)	(1)	-	(1)
Loss on disposal of Northwest Operations	-	160	-	160
Adjusted EBITDA	$1,890	$2,205	$126	$2,079

EBITDA margin	37.0%	34.5%	65.6%	33.4%
Adjusted EBITDA margin	38.8%	40.4%	65.6%	39.5%

Free Cash Flow
Net cash provided from (used by) operating activities	$329	$1,492	N/A	N/A
Capital expenditures	(1,146)	(825)	N/A	N/A
Operating free cash flow	$(817)	$667	N/A	N/A

(1) Amounts represent the financial results of our Northwest Operations for the nine months ended September 30, 2020. Net loss does not include the impact of income taxes and interest expense.

SCHEDULE F
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(Successor)	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Adjusted Operating Expenses

Total operating expenses (2)	$1,292	$1,318	$1,456	$-	$1,456

Subtract:
Depreciation and amortization	273	298	392	-	392
Pension/OPEB expense	18	21	24	-	24
Restructuring costs and other charges	8	16	3	-	3
Stock-based compensation	8	-	1	-	1
Storm-related insurance proceeds	(4)	-	-	-	-
Adjusted operating expenses	$989	$983	$1,036	$-	$1,036

	For the nine months ended
	September 30, 2021	September 30, 2020
	(Non-GAAP Combined)		(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Adjusted Operating Expenses

Total operating expenses (2)	$4,027	$4,778	$66	$4,712

Subtract:
Depreciation and amortization	958	1,204	-	1,204
Loss on disposal of Northwest Operations	-	160	-	160
Pension/OPEB expense	62	70	-	70
Restructuring costs and other charges	26	87	-	87
Stock-based compensation expense	7	3	-	3
Storm-related insurance proceeds	(4)	(1)	-	(1)
Adjusted operating expenses	$2,978	$3,255	$66	$3,189

(1) Amounts represent the financial results of our Northwest Operations for the nine months ended September 30, 2020.
(2) Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.

Schedule G
Frontier Communications Parent, Inc.
Selected Financial and Operating Data for Remaining Properties, Excluding Northwest Operations
(Unaudited)

		As of or for the Quarter Ended
		September 30, 2021	June 30, 2021	September 30, 2020
Broadband Revenue ($ in millions)
Total Company	Fiber	$274	$268	$240
	Copper	204	207	211
	Total	$478	$475	$451

Estimated Fiber Passings (in millions) (2)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		3.8	3.6	3.3

Estimated Broadband Fiber % Penetration (2)
Base Fiber Penetration		41.5%	41.2%	41.0%
Total Fiber Penetration		37.0%	38.1%	40.8%

Broadband Customers, end of period (in thousands) (2)
Consumer	Fiber	1,292	1,263	1,229
	Copper	1,264	1,297	1,381
	Total	2,556	2,560	2,610

Business (1)	Fiber	95	95	94
	Copper	138	143	157
	Total	233	238	251

Broadband Net Adds (in thousands) (2)
Consumer	Fiber	29	12	6
	Copper	(33)	(30)	(20)
	Total	(4)	(18)	(14)

Business (1)	Fiber	-	-	1
	Copper	(4)	(4)	(7)
	Total	(4)	(4)	(6)

Broadband Churn (2)
Consumer	Fiber	1.56%	1.53%	1.80%
	Copper	1.89%	1.67%	2.11%
	Total	1.73%	1.60%	1.97%

Business (1)	Fiber	1.26%	1.22%	1.62%
	Copper	1.62%	1.69%	2.03%
	Total	1.48%	1.50%	1.88%

Broadband ARPU (2) (3)
Consumer	Fiber	$63.35	$63.10	$57.58
	Copper	45.44	44.80	42.16
	Total	$54.38	$53.75	$49.38

Business (1)	Fiber	$104.76	$104.66	$100.85
	Copper	64.03	64.20	64.92
	Total	$80.47	$80.20	$78.11

		For the nine months ended
		September 30, 2021	September 30, 2020
Broadband Revenue
Total Company	Fiber	$798	N/A
	Copper	618	N/A
	Total	$1,416	N/A

Broadband Churn (2)
Consumer	Fiber	1.50%	1.75%
	Copper	1.73%	2.17%
	Total	1.62%	1.98%

Business (1)	Fiber	1.27%	1.95%
	Copper	1.68%	2.03%
	Total	1.52%	2.00%

Broadband ARPU (2) (3)
Consumer	Fiber	$62.38	$57.14
	Copper	44.47	41.74
	Total	$53.25	$48.87

Business (1)	Fiber	$103.55	$100.61
	Copper	64.65	65.01
	Total	$80.05	$77.83

(1) Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.
(2) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(3) Due to changes in classification of equipment revenue from other revenue to broadband revenue during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.